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                                                                    Exhibit 21.1
                              LIST OF SUBSIDIARIES
                                       OF
                            U.S. PLASTIC LUMBER CORP.





      U.S. PLASTIC LUMBER LTD. SUBSIDIARY:
      ------------------------------------
      The Eaglebrook Group, Inc., a Delaware corporation

      CLEAN EARTH, INC. SUBSIDIARIES:
      -------------------------------
      Advanced Remediation of Delaware, Inc., a Delaware corporation Allied Waste Services, Inc., a Delaware corporation
      Barbella Environmental Technologies, Inc., a New Jersey corporation Carteret Biocycle Corporation, a Delaware corporation
      Clean Earth of New Castle, Inc., a Delaware corporation
      Clean Rock Industries, Inc., a Maryland corporation
      Clean Rock Properties, Ltd., a Maryland corporation
      Consolidated Technologies, Inc., a Pennsylvania corporation
      Integrated Technical Services, Inc. a Delaware corporation
      S & W Waste, Inc., a New Jersey corporation
      Soil Remediation of Philadelphia, Inc., a Delaware corporation

      U.S. PLASTIC LUMBER FINANCE CORPORATION SUBSIDIARY:
      ---------------------------------------------------
      U.S. Plastic Lumber IP Corporation, a Delaware corporation